Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 19, 2008, relating to the consolidated financial statements of Indestructible I, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida
October 28, 2008